Exhibit 10.9

Amended and Restated

Triad Hospitals, Inc.

Management Stock Purchase Plan

(as amended through December 15, 2006)

1.	Introduction.

The purposes of the Amended and Restated Triad Hospitals, Inc. Management Stock Purchase Plan (the “Plan”) are to attract and retain highly-qualified executives, to align executive and stockholder long-term interests by creating a direct link between executive compensation and stockholder return, to enable executives to develop and maintain a substantial equity-based interest in Triad Hospitals, Inc. and to provide incentives to such executives to contribute to the success of the Company’s business.

2.	Definitions.

As used in this Plan, the following words and phrases shall have the meanings indicated:

(a) “Accumulated Dividends” shall have the meaning given in Section 6(c) hereof.

(b) “Agreement” shall mean a written or electronic agreement entered into between the Company and a Participant in connection with a grant of Restricted Shares under the Plan.

(c) “Average Market Value” of a Share on any grant date shall mean the average of the closing prices on the New York Stock Exchange (or its equivalent if the Shares are not traded on the New York Stock Exchange) of a Share for all trading days (up to and including the date that is two trading days prior to the grant date) after the next preceding grant date.

(d) “Base Salary” shall mean the base salary of the Participant without taking into account any bonuses or other special compensation received.

(e) “Board” shall mean the Board of Directors of the Company.

(f) “Cause” shall mean (i) the conviction of the Participant of a felony under the laws of the United States or any state thereof, whether or not appeal is taken, (ii) the conviction of the Participant for a violation of criminal law involving the Company or a Subsidiary and its business, (iii) the willful misconduct of the Participant, or the willful or continued failure by the Participant (except on account of death or Disability) to substantially perform his or her employment duties, (iv) the willful fraud or material dishonesty of the Participant in connection with his performance of his or her employment duties, (v) the use of alcohol in a manner which in the opinion of the Company materially impairs the ability of the Participant to effectively perform his or her employment duties, or the use, possession, or sale of, or impaired performance due to, controlled substances or (vi) sexual or other illegal harassment of a Company or

Subsidiary employee by the Participant; provided, however, in no event shall the Participant’s employment be considered to have been terminated for “Cause” unless and until the Participant receives written notice from the Company stating the acts or omissions constituting Cause and the Participant has the opportunity to cure to the Company’s satisfaction any such acts or omissions (in the case of (iii) or (v) above) within 15 days of the Participant’s receipt of such notice.

(g) “Change in Control Event” shall be as defined in Section 8 hereof.

(h) “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

(i) “Committee” shall mean the compensation committee appointed to administer the Plan and shall consist of two or more directors of the Company, (i) none of whom shall be officers or employees of the Company, and (ii) all of whom, to the extent deemed necessary or appropriate by the Board, shall satisfy the requirements of a “non-employee director” within the meaning of Rule 16b-3 and an “independent director” under rules adopted by the New York Stock Exchange. The members of the Committee shall be appointed by, and serve at the pleasure of, the Board.

(j) “Company” shall mean Triad Hospitals, Inc., a Delaware corporation.

(k) “Disability” means a Participant being considered “disabled” within the meaning of Section 409A(a)(2)(C) of the Code, unless otherwise provided in an Agreement.

(l) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time and as now or hereafter construed, interpreted and applied by regulations, rulings and cases.

(m) “Fair Market Value” of a Share or Restricted Share as of a given date shall mean the closing sales price of the Shares on the New York Stock Exchange on the trading day immediately preceding the date as of which the Fair Market Value is to be determined, or, in the absence of any reported sales of Shares on such date, on the first preceding date on which any such sale shall have been reported (in either case, as reported in the Four Star Edition of The Wall Street Journal). If the Shares are not listed on the New York Stock Exchange on the date as of which Fair Market Value is to be determined, the Committee shall in good faith determine the Fair Market Value in whatever manner it considers appropriate.

(n) “Key Employee” shall mean a “specified employee” within the meaning of Section 409A.

(o) “Key Employee Waiting Period” means the earlier of six months following a Participant’s Separation from Service or the date of the Participant’s death.

(p) “Participant” shall mean a person who makes an election to defer his or her Base Salary under the Plan.

(q) “Plan” shall mean this Amended and Restated Triad Hospitals, Inc. Management Stock Purchase Plan, as in effect from time to time.

(r) “Restricted Period” shall have the meaning given in Section 6(b) hereof.

(s) “Restricted Share” or “Restricted Shares” shall mean Shares purchased hereunder subject to restrictions.

(t) “Rule 16b-3” shall mean Rule 16b-3, as in effect from time to time, promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act, including any successor to such Rule.

(u) “Section 409A” shall mean Section 409A of the Code as now or hereafter construed, interpreted and applied by regulations, rulings and cases, including, without limitation, IRS Notice 2005-1.

(v) “Separation from Service” means “separation from service” from the Company or a Subsidiary, within the meaning of Section 409A.

(w) “Shares” shall mean the common stock of the Company.

(x) “Subsidiary” means an entity (whether or not a corporation) that is wholly or majority owned or controlled, directly or indirectly, by the Company, or any other affiliate of the Company that is so designated, from time to time, by the Committee.

3.	Administration of the Plan.

The Plan shall be administered by the Committee. The Committee shall have plenary authority in its discretion, but subject to the express provisions of the Plan, to administer the Plan and to exercise all the powers and authorities either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan, including, without limitation, to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, to determine the terms and provisions of the Agreements (which need not be identical), to correct any defect, to supply any omission or to reconcile any inconsistency in the Plan or any Agreement hereunder and to make all other determinations deemed necessary or advisable for the administration of the Plan. Subject to the terms of the Plan, the Committee shall have the authority to amend the terms of an Agreement in any manner that is not inconsistent with the Plan, provided that no such action shall adversely affect the rights of a Participant with respect to an outstanding grant of Restricted Shares without the Participant’s consent. The Committee’s determinations under the Plan need not be uniform and may be made by the Committee selectively among Participants and employees, whether or not such persons are similarly situated. The Committee shall, in its discretion, consider such factors as it deems relevant in making its interpretations, determinations and actions under the Plan including, without limitation, the recommendations or advice of any officer or employee of the Company or such attorneys, consultants, accountants or other advisors as it may select. All interpretations, determinations and actions by the Committee shall be final, conclusive and binding upon all parties. No member of the Board or the Committee shall be liable for any action taken or determination made in good faith with respect to the Plan or any grant hereunder.

4.	Stock Subject to Plan.

The maximum number of Shares which shall be distributed as Restricted Shares or in respect of Restricted Share Units under the Plan shall be 520,000 Shares, which number shall be subject to adjustment as provided in Section 9 hereof. Such Shares may be either authorized but unissued Shares or Shares that shall have been or may be reacquired by the Company.

If any outstanding Restricted Shares or Restricted Share Units under the Plan shall be forfeited or withheld, the related Shares shall (unless the Plan shall have been terminated) again be available for use under the Plan.

5.	Eligibility.

All employees or groups of employees of the Company or any Subsidiary designated by the Committee in its discretion shall be eligible to become Participants in the Plan.

Each employee so designated may elect, in writing, to reduce his or her Base Salary by a specified percentage thereof up to a maximum percentage established by the Committee with respect to his or her employment classification, as set forth in Appendix A, and, in lieu of receiving such Base Salary, receive a number of Restricted Shares equal to the amount of such salary reduction divided by a dollar amount equal to 75% of the Average Market Value of a Share on the date on which such Restricted Shares are granted. Any such election shall be effective beginning with the first pay period that ends after January 1 of the calendar year next following the calendar year in which such election is made (and shall become irrevocable on December 31 of the calendar year in which it is made); provided, however, that the Committee may permit an employee who is designated by the Committee to become a Participant for the first time to make an election within 30 days of the date he or she is so designated and such election shall become effective beginning with the first pay period beginning after such election is made. Any cancellation of, or other change in, any such salary reduction election shall become effective as of the first pay period ending after January 1 of the calendar year next following the calendar year in which notice of such cancellation or change is filed (and any such notice shall become irrevocable on December 31 of the calendar year in which it is filed).

Any salary reduction hereunder shall apply ratably to the Participant’s Base Salary for each pay period covered by such election. Restricted Shares shall be granted in respect of such salary reductions on June 30 and December 31 of each calendar year following his or her election. The number of Restricted Shares granted on each such grant date shall be determined by dividing the aggregate salary reduction for pay periods ending since the next preceding grant date (or, in the case of a new Participant, the date the Participant’s salary deferral election became effective) by 75% of the Average Market Value of a Share on the grant date in question.

In the event that a Participant who has elected salary reductions hereunder shall incur a Separation from Service before Restricted Shares are granted in respect of all such salary reductions, any salary reduction amounts in respect of which Restricted Shares have not been granted by the date of Participant’s Separation from Service shall be paid to the Participant promptly in cash and without interest, provided that with respect to a Participant who is determined to be a Key Employee, such amounts shall be paid to the Participant as soon as practicable following the expiration of the Key Employee Waiting Period.

6.	Restricted Shares.

Each grant of Restricted Shares under the Plan shall be evidenced by a written Agreement between the Company and Participant, which shall be in such form as the Committee shall from time to time approve and shall comply with the following terms and conditions (and with such other terms and conditions not inconsistent with such terms as the Committee, in its discretion, may establish, including any additional restrictions that comply with the provisions of Section 409A):

(a) Number of Shares. Each Agreement shall state the number of Restricted Shares to be granted thereunder.

(b) Restricted Period. Subject to such exceptions as may be determined by the Committee in its discretion, the Restricted Period for Restricted Shares granted under the Plan shall be the period beginning on the grant date and ending on the first day of the month immediately preceding the third anniversary of the grant date.

(c) Ownership and Restrictions. As of the date of grant of Restricted Shares, the appropriate number of Restricted Shares granted to a Participant shall be registered in the Participant’s name or otherwise credited to the Participant. The Committee may determine, in its sole discretion, the appropriate manner of recordation of such grant, which may be made by (i) electronic or other book entry for the account of the Participant, (ii) registration in the name of a Participant of a stock certificate representing the number of Restricted Shares granted, or (iii) any other means as the Committee, in its discretion, deems appropriate. The Committee may, in its discretion, require the Company, or any custodian appointed by the Company, to hold such certificates for any Restricted Share and/or cause it to be legended in order to comply with the securities laws of the applicable jurisdiction and the terms and conditions of the Plan. Should the grant of Restricted Shares be represented by electronic or other book entry rather than a stock certificate, the Committee may, in its discretion, require the Company to take such steps to restrict transfer of the Restricted Shares as are necessary or advisable to comply with the securities laws of the applicable jurisdiction and the terms and conditions of the Plan. The Participant shall have all rights of a stockholder with respect to such Restricted Shares, including the right to vote such Restricted Shares, subject to the following restrictions: (i) the Participant shall not be entitled to delivery of the appropriate number of Shares until the expiration of the Restricted Period and the fulfillment of any other restrictive conditions set forth in this Plan or the Agreement with respect to such Restricted Shares; (ii) none of the Restricted Shares may be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered or disposed of (except by will or the applicable laws of descent and distribution) during such Restricted Period or until after the fulfillment of any such other restrictive conditions; (iii) no dividends or other distributions payable with respect to the Restricted Shares shall be paid until the expiration of the Restricted Period and the fulfillment of any other restrictive conditions set forth in this or the Agreement with respect to such Restricted Shares, with such dividends or other distributions to be accumulated, without interest, by the Company (the “Accumulated Dividends”) and (iv) except as otherwise determined by the Committee, all of the Restricted Shares and any Accumulated Dividends with respect to such Restricted Shares shall be forfeited and all rights of the Participant to such Restricted Shares and Accumulated Dividends shall terminate, without further obligation on the part of the Company, unless the Participant remains in the continuous employment of the Company for the entire Restricted Period and unless any other restrictive conditions relating to the Restricted Shares are met.

(d) Termination of Restrictions. At the end of the Restricted Period and provided that any other restrictive conditions relating to the Restricted Shares are met, or at such earlier time as shall be determined by the Committee, all restrictions set forth in the Agreement relating to the Restricted Shares or in the Plan shall lapse as to the Restricted Shares subject thereto, and the appropriate number of Shares, free of the restrictions and restrictive stock legends (other than as required under the Securities Act of 1933 or otherwise), shall be delivered to the Participant or his or her beneficiary or estate, as the case may be. The Committee may determine, in its sole discretion, the manner of delivery of Shares, which may be by electronic account entry into new or existing brokerage or other accounts, delivery of physical stock certificates or such other means as the Committee deems appropriate. In addition, the Participant shall be paid any Accumulated Dividends with respect to such Restricted Shares, in cash or in kind, as determined by the Committee.

7.	Separation from Service.

The following rules shall apply, in the event that a Participant incurs a Separation from Service, with respect to Restricted Shares registered to a Participant at the time of such Separation from Service:

(a) For Cause/Resignation. Except as provided herein, if during the Restricted Period for any Restricted Shares registered to a Participant, the Participant incurs a Separation from Service that either (i) constitutes a termination of employment for Cause by the Company or a Subsidiary or (ii) a resignation of employment for any reason by the Participant, the Participant shall forfeit all rights with respect to such Restricted Shares, which shall automatically be considered to be cancelled, and shall have only an unfunded right to receive from the Company’s general assets a cash payment equal to the lesser of (i) the Fair Market Value of such Restricted Shares on the Participant’s Separation from Service or (ii) the aggregate Base Salary foregone by the Participant as a condition of receiving such Restricted Shares. Such payment shall be made as soon as practicable following the date of the Separation from Service, provided that with respect to a Participant who is a Key Employee, such amounts shall be paid to the Participant as soon as practicable following the expiration of the Key Employee Waiting Period.

(b) Without Cause/Retirement. Except as otherwise provided herein, if a Participant incurs a Separation from Service during the Restricted Period due to the termination of his or her employment by the Company or a Subsidiary without Cause or on account of a retirement by the Participant to which Committee has given its consent, for any Restricted Shares registered to the Participant, the Participant shall forfeit all rights with respect to such Restricted Shares, which shall automatically be considered to be cancelled, and shall have only an unfunded right to receive from the Company’s general assets a cash payment equal to either (i) the Fair Market Value of such Restricted Shares on the Participant’s Separation from Service plus any Accumulated Dividends with respect to such Restricted Shares or (ii) the aggregate Base Salary foregone by the Participant as a condition of receiving such Restricted Shares, with the Committee to have the sole discretion as to which of such amounts shall be payable. Such payment shall be made as soon as practicable following the Separation from Service, provided that with respect to a Participant who is a Key Employee, such amounts shall be paid to the Participant as soon as practicable following the expiration of the Key Employee Waiting Period.

(c) Death or Disability. Upon a termination of employment which results from a Participant’s death or Disability, all restrictions then outstanding with respect to Restricted Shares held by such Participant shall automatically expire and be of no further force and effect and the Participant shall be paid any Accumulated Dividends with respect to such Restricted Shares.

8.	Change in Control Event.

Unless otherwise provided in an Agreement, upon the occurrence of a “Change in Control Event” (as defined below), all remaining vesting and other restrictions on any outstanding Restricted Shares shall automatically lapse and be of no further force and effect, the Participant shall be entitled to unrestricted stock certificates, and any Accumulated Dividends with respect to such Restricted Shares shall be paid. For purposes hereof, unless otherwise provided in an Agreement, a “Change in Control Event” shall be deemed to have occurred upon a “change in ownership,” “a change in effective control” or “a change in the ownership of a substantial portion of the assets” of the Company, within the meaning of IRS Notice 2005-1, as may be amended or superseded by subsequent guidance issued under Section 409A.

9.	Dilution and Other Adjustments.

If there shall occur any recapitalization, reclassification, stock dividend, extraordinary dividend, stock split, reverse stock split, or other distribution with respect to the Shares, or any merger, reorganization, consolidation or other change in corporate structure affecting the Shares, the Committee may, in the manner and to the extent that it deems appropriate and equitable to the Participants and consistent with the terms of the Plan, cause an adjustment to be made in (i) the maximum number and kind of shares provided in Section 4 hereof, (ii) the number and kind of shares subject to outstanding grants under the Plan, (iii) the calculation of Average Market Value for purposes of Section 5 hereof and (iv) any other terms of the Plan or any outstanding Agreement that are affected by the event to prevent dilution or enlargement of a Participant’s rights under the Plan or an Agreement.

10.	Payment of Withholding and Payroll Taxes.

Subject to the requirements of Section 16(b) of the Exchange Act, the Committee shall have discretion to permit or require a Participant, on such terms and conditions as it determines, to pay all or a portion of any taxes arising in connection with a grant of Restricted Shares hereunder, or the lapse of restrictions with respect thereto, by (i) having the Company withhold Shares having a then-current Fair Market Value equal to the amount of taxes to be withheld, (ii) the Participant’s delivering other Shares having a then-current Fair Market Value equal to the amount of taxes to be withheld, (iii) the Participant’s payment in cash equal to the amount of taxes to be withheld or (iv) any other means approved by the Committee.

11.	No Rights to Employment.

Nothing in the Plan, in any grant made or in any Agreement entered into pursuant hereto shall confer upon any Participant the right to continue in the employ of the Company or any Subsidiary or to be entitled to any remuneration or benefits not set forth in the Plan or such Agreement, or interfere with, or limit in any way, the right of the Company or any Subsidiary to terminate such Participant’s employment. Grants made under the Plan shall not be affected by any change in duties or position of a Participant as long as such Participant continues to be employed by the Company or a Subsidiary.

12.	Securities Laws.

Notwithstanding anything to the contrary in the Plan, no Shares will be issued or transferred pursuant to an Agreement unless and until all then applicable requirements imposed by Federal and state securities and other laws, rules and regulations and by any regulatory agencies having jurisdiction, and by any exchanges upon which the Shares may be listed, have been fully met. As a condition precedent to the issuance of Shares pursuant to an Agreement, the Company may require the Participant to take any reasonable action to meet such requirements. The Committee may impose such conditions on any Shares issuable under the Plan as it may deem advisable, including, without limitation, restrictions under the Securities Act of 1933, as amended, under the requirements of any exchange upon which such shares of the same class are then listed, and under any blue sky or other securities laws applicable to such shares. The Committee may also require the Participant to represent and warrant at the time of issuance or transfer that the Shares are being acquired only for investment purposes and without any current intention to sell or distribute such shares.

13.	No Assignment or Transfer; Beneficiaries.

Except as provided herein, grants of Restricted Shares under the Plan shall not be assignable or transferable by the Participant, except by will or by the laws of descent and distribution, and shall not be subject in any manner to assignment, alienation, pledge, encumbrance or charge. Notwithstanding the foregoing, the Committee may provide in an Agreement that the Participant shall have the right to designate a beneficiary or beneficiaries who shall be entitled to any rights, payments or other benefits specified in a grant following the Participant’s death.

14.	Effective Date.

The Plan shall become effective, as amended and restated herein, following its adoption by the Board and upon its approval by the Company’s stockholders on the date of the Company’s 2005 Annual Meeting of Stockholders. The term of the Plan shall be 10 years from the date of its approval by the Company’s stockholders, subject to Section 16 hereof. Upon such approval, the Plan shall be effective for all grants of Restricted Shares following such approval, as well as for all outstanding grants under the Plan as previously in effect if the Participant has given his or her written consent to the application of the terms of the amended Plan to such prior grants.

15.	Amendment of the Plan.

The Board may at any time and from time to time and in any respect, amend or modify the Plan; provided, however, that the Board may seek the approval of any amendment or modification by the Company’s stockholders to the extent it deems necessary or advisable in its sole discretion for purposes of compliance with the listing requirements of the New York Stock Exchange or other exchange or securities market or for any other purpose. No suspension, termination, modification or amendment of the Plan may adversely affect any grants of Restricted Shares previously made, unless the written consent of the Participant is obtained. Notwithstanding the foregoing and notwithstanding anything to the contrary in the Plan, the Board may amend the Plan and any outstanding Agreement to comply with any new regulations or other guidance from the Internal Revenue Service under Section 409A without the consent of any affected Participant.

16.	Term of the Plan.

The Plan shall terminate on May 24, 2015, which is the tenth anniversary of the date of the Company’s 2005 Annual Meeting of Stockholders. The Board may, in its sole discretion and at any earlier date, terminate the Plan. Notwithstanding the foregoing, no termination of the Plan shall adversely affect any grant theretofore granted without the consent of the Participant. With respect to any salary reduction amounts in respect of which Restricted Shares have not been granted on the date of termination of the Plan, the Committee, in its discretion, may either (i) provide for a grant of Restricted Shares with such salary reduction amounts in accordance with Section 5 hereof, with the date of termination of the Plan to be the grant date for purposes of Section 5 hereof and for purposes of the determination of “Average Market Value” or (ii) return such salary reduction amounts to the Participants, as and to the extent permitted under Section 409A.

17.	Governing Law.

The Plan and the rights of all persons claiming hereunder shall be construed and determined in accordance with the laws of the State of Delaware without giving effect to the choice of law principles thereof, except to the extent that such laws are preempted by Federal law.

TRIAD HOSPITALS, INC.

APPENDIX A

Employee Classification	Maximum Salary Percentage
Senior Vice Presidents and above	25%

Corporate Vice Presidents	10%

Hospital CEOs	10%